UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 14, 2003
                                  -------------


                            Mirant Mid-Atlantic, LLC
               (Exact name of registrant as specified in charter)

  Delaware                    N/A                           58-2574140
  (State or other    (Commission File Number)              (IRS Employer
jurisdiction of                                        Identification No.)
    incorporation)

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          1155 Perimeter Center West, Suite 100, Atlanta, Georgia 30338
               (Address of principal executive offices) (Zip Code)


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Registrant's telephone number, including area code:  (678) 579-5000

                                       N/A
                             ----------------------
          (Former name or former address, if changed since last report)



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Item 3.  Bankruptcy or Receivership.

     On July 14, 2003, Mirant Mid-Atlantic, LLC and each of its subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the "Bankruptcy Court"). The Mirant Mid-Atlantic Chapter 11 filing was part of the broader Chapter 11 filings by Mirant Corporation and substantially all of its wholly-owned U.S.subsidiaries in Case No. 03-46588 (DML) and Case Nos. 03-46590 (BJH) through 03-46663 (DML). The Debtors remain in possession of their assets and properties, and continue to operate their businesses and manage their properties, as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. On July 14, 2003, Mirant Corporation issued a press release relating to the foregoing, a copy of which is attached hereto as
Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 7. Financial Statements and Exhibits

 Exhibit No.       Description

 99.1              Press Release issued by Mirant Corporation on July 14, 2003.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  July 16, 2003

                                Mirant Mid-Atlantic, LLC


                                By: /s/  J. William Holden III
                                    -------------------------------------------
                                    J. William Holden III
                                    Sr. Vice President, Chief Financial Officer
                                    and Treasurer (Principal Financial Officer)